Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
 EnerTeck Corporation
Stafford, Texas

We hereby consent to the incorporation by reference in this Registration Statement on Form SB-2 our report dated March 8, 2006 relating to the financial statements as of December 31, 2005 and each of the two years then ended, included herein. We also consent to the reference to us under the heading “Experts” in this Registration Statement.

Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas

April 26, 2006